UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2009

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Exchange of Replacement Securities for Trust Preferred Securities

As previously reported in a recent Form 8-K filing, Reading International, Inc. (“RDI”) and Reading New Zealand, Limited (collectively, “Reading”), issued Junior Subordinated Notes pursuant to the Indenture, dated February 5, 2007 (the “Indenture”), between Reading and Wells Fargo Bank, N.A., as trustee, in the original principal amount of $51,547,000 (the “Notes”).  The Notes are held by Reading International Trust I, a trust organized under the Amended and Restated Trust Agreement, dated February 5, 2007 (the “Trust Agreement”).  Trust Preferred Securities (the “Trust Preferred Securities”) were issued under the Trust Agreement in the original liquidation amount of $50,000,000, to Kodiak CDO I, Ltd. and Kodiak CDO II, Ltd. (each, “CDO Issuer I” and “CDO Issuer II”; collectively, the “CDO Issuers”).  On December 31, 2008, RDI offered to exchange at least $22,925,000 of the Preferred Securities for replacement securities (the "Replacement Securities") to be identified and acquired by RDI for this purpose (the “2008 Agreement”).

In two separate transactions occurring on January 14, 2009 and January 15, 2009, CDO Issuer II accepted $6,500,049 worth of Replacement Securities in exchange for $13,000,098 of the Trust Preferred Securities.  As a result of these transactions, RDI expects to recognize forgiveness of debt gain of $6,500,049 in the first quarter of 2009.  With regard to the remaining $9,924,902 of Trust Preferred Securities not yet reacquired under the 2008 Agreement, RDI has not yet identified any additional Replacement Securities and cannot predict whether or when any further exchange shall occur or be accepted.  The pending offer remains subject to acceptance from time to time by the manager of the CDO Issuers as and when RDI identifies and acquires additional Replacement Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: January 19, 2009	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer